Exhibit 99.1

News

Contact:

Robert T. Traub

Senior Vice President, General Counsel

and Corporate Secretary

Robert.Traub@quakerhoughton.com

T. +1 610.832.4271

For Release: Immediate

QUAKER HOUGHTON ANNOUNCES CHANGE OF LOCATION AND TIME OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2020

CONSHOHOCKEN, PA (March 31, 2020) /PRNewswire/ – Quaker Houghton (NYSE: KWR) announced today that, due to the growing health impact of the coronavirus (COVID-19) pandemic and the extensive federal and local restrictions on non-essential activities, the location and time of Quaker Houghton’s Annual Meeting of Shareholders has been changed and will instead be held in a virtual meeting format only. As previously announced, the annual meeting will be held on Wednesday, May 13, 2020, but will now be held at 2:30 p.m. Eastern Time.

As described in the proxy materials for the Annual Meeting, shareholders as of the close of business on March 4, 2020, the record date, or those holding a legal proxy for the meeting provided by their bank, broker, or nominee are entitled to vote at the Annual Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/KWR2020, shareholders must enter the control number found on their proxy card, voting instruction form or notice. Further information regarding the change to the location of the Annual Meeting can be found in the updated notice of meeting filed by the Company with the Securities and Exchange Commission on March 31, 2020.

About Quaker Houghton

Quaker Houghton (NYSE: KWR) is the global leader in industrial process fluids. With a robust presence around the world, including operations in over 25 countries, our customers include thousands of the world’s most advanced and specialized steel, aluminum, automotive, aerospace, offshore, can, mining, and metalworking companies. Our high-performing, innovative and sustainable solutions are backed by best-in-class technology, deep process knowledge and customized services. With approximately 4,500 employees, including chemists, engineers and industry experts, we partner with our customers to improve their operations so they can run even more efficiently, even more effectively, whatever comes next. Quaker Houghton is headquartered in Conshohocken, Pennsylvania, located near Philadelphia in the United States. Visit quakerhoughton.com to learn more.

quakerhoughton.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, intentions, financial condition, results of operations, future performance, and business, including but not limited to our current and future results and plans and statements that include the words “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan” or similar expressions. All forward-looking statements included in this press release, including expectations about the timing of the Company’s upcoming annual meeting, may change. Therefore, we caution you not to place undue reliance on our forward-looking statements. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

901 E. Hector Street

Conshohocken, PA 19428-2380

quakerhoughton.com